UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14C

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

☐	Definitive information statement

Company Name: HOUSERAISING, INC.

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)
Title of each class of securities to which transaction applies: Common Stock, $.001 par value (“Common Stock”) and Class A Voting Convertible Preferred Stock, $.001 par value (“Class A Convertible Preferred”), convertible into 10 shares of Common Stock.

(2)
Aggregate number of securities to which transaction applies: 45,429,638 shares of Common Stock and 1,000,000 shares of Class A Convertible Preferred, representing shares entitled to a total of 55,429,638 votes at the Annual Meeting of Shareholders.

(3)	Per unit price/underlying value pursuant to Exchange Act Rule 0-11: Not applicable.

(4)	Proposed maximum aggregate value of transaction: Not applicable

(5)	Total fee paid: Not applicable

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid: Not applicable
(2)	Form, schedule or registration statement no.: Schedule 14C
(3)	Filing party: HouseRaising, Inc.
(4)	Date filed: March 15, 2006

HOUSERAISING, INC.
4801 E. Independence Blvd., Suite 201
Charlotte, North Carolina 28212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 11, 2006

To the Stockholders of HouseRaising, Inc.:

Pursuant to the provisions of the North Carolina Business Corporation Act, the Undersigned, being the Secretary of HouseRaising, Inc., provides that:

Notice is hereby given that an Annual Meeting (the “Meeting”) of the stockholders of HouseRaising, Inc. (hereinafter referred to as “HRAI” or the “Company”), a North Carolina corporation, will be held at the Company headquarters Conference Room , 4801 East Independence Blvd., Charlotte, North Carolina 28212, on May 11, 2006, at 10:00 a.m., EST.

The purpose of the Meeting is to consider, discuss, vote and act upon the following:

(i)	Election of Board of Directors.

(ii)	Approval of 2006 Accounting Firm.

(iii)	Presentation of Audited Results. Such results will be presented but are not an item to be voted on.

(iv)	Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The record date for this annual meeting for all shareholders entitled to vote is March 3, 2006. Certain officers, directors, affiliates and five percent holders of the Company who own in excess of 50.00% of the outstanding voting shares of the Company have advised the Company that they intend to vote in favor of each item set forth above. Consequently, the proposals will be approved at the annual meeting of stockholders. We are not asking you for a proxy in conjunction with the Meeting, but you are urged to attend the Meeting to vote your shares in person.

If there are any questions or further information is required with respect to the proposals, please contact Gregory J. Wessling at 4801 East Independence Blvd., Ste. 201, Charlotte, North Carolina 28212, Tel: (704) 532-2121.

By order of the Board of Directors

/s/ Christine M. Carriker
Christine M. Carriker, Secretary

DATED: March 31, 2006

TABLE OF CONTENTS

General Information	4

Voting	4

Election of Directors	4

Meetings and Committees	7

Security Ownership of Certain Owners	8

Executive Officers	9

Security Ownership of Management	10

Beneficial Ownership Reporting	11

Executive Compensation	11

Certain Relationships and Related Transactions	14

Independent Auditors	14

Quorum for Meeting	15

Submission of Stockholder Proposals	15

HOUSERAISING, INC.
4801 E. Independence Blvd., Suite 201
Charlotte, North Carolina 28212

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of HouseRaising, Inc., a North Carolina corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Thursday, May 11, 2006, Eastern Standard Time, at 10:00 a.m., at the headquarters of the Company, 4801 E. Independence Blvd., Conference Room, Charlotte, North Carolina 28212. This Information Statement is first being sent or given to stockholders of the Company on or about March 31, 2006.

VOTING

The common stock, $.001 par value (the "Common Stock"), of the Company is entitled to vote on all matters that are properly brought before the holders thereof for consideration. Only stockholders of record at the close of business on March 3, 2006, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 45,429,638 shares of Common Stock outstanding and approximately 117 holders of the Common Stock, excluding shares held in street name. Each share of the Company's Common Stock is entitled to one vote. In addition, as of the record date, there were 1,000,000 shares of Class A Convertible Preferred Stock outstanding, which are entitled to ten (10) votes per share on all matters that are properly brought before the holders thereof for consideration, and the Class A Convertible Preferred Stock votes together with the Common Stock as a single class on all matters proposed. Accordingly, as of the record date, there are a total of 46,429,638 combined voting shares entitled to cast 55,429,638 votes for all matters proposed at the Annual Meeting.

The shares of Common Stock and Class A Convertible Preferred Stock owned by members of the Board of Directors of the Company, which account for 30,285,646 shares of total combined voting power, or 54.6% of the total issued and outstanding votes, will be voted on all matters proposed at the Annual Meeting.

ELECTION OF DIRECTORS

A Board of Directors consisting of eight members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify.

The affirmative vote of a majority of the total combined voting power represented by the shares of Common Stock and Class A Convertible Preferred Stock present in person or by proxy at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 3, 2006), the business experience, the year in which first elected a director, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

Gregory J. Wessling - Chairman of the Board& Chief Executive Officer of HouseRaising, Inc. (age 54) Mr. Wessling, a former Senior Executive and 33-Year Veteran of Lowe’s Companies, Inc. became HouseRaising’s Chairman and CEO in mid-June 2005. Mr. Wessling is highly regarded throughout the building and home improvement industries for the decisive management skills and expertise in strategic planning he demonstrated at Lowe's in corporate development and marketing on the national level. As he did for Lowe's, Mr. Wessling will lead HouseRaising, Inc. as the Company emerges from the strategic phase of its corporate development, into a nationwide force within the custom design/build and home improvement sectors of the industry. Mr. Wessling will manage and oversee the implementation of strategic national vendor relationships that will create added value for both homebuyers and homebuilders. Mr. Wessling was instrumental in transforming Lowe’s from a small regional lumber and building supply retailer into a nationwide chain of home products and improvement centers with 1,100 stores in 48 states. While at Lowe’s the company was listed on the NYSE and achieved the prestigious designation of Fortune 50 status. Mr. Wessling was elected to the board June 23, 2005.

Robert V. McLemore, Director, Founder & President of HouseRaising, Inc. (age 63) Mr. McLemore, HouseRaising’s Founder, has been President and served on the Board of HouseRaising’s predecessor company since its inception in 1999 and our Company since 2004. Mr. McLemore brings over 40 years of experience managing regional custom homebuilding operations to HouseRaising and its affiliated companies. For many years, Mr. McLemore served as director for two Charlotte banks, trustee for the area’s leading private school and was a national director for the American Morgan Horse Association. The experiences gained from four decades of selling, designing and building 2,000 custom homes are now being developed into a computerized management system that has become HouseRaising. Mr. McLemore is currently developing HouseRaising into a patented business methodology and national support operation capable of managing design/build and renovation projects in multiple regions around the country. In addition to system development, Mr. McLemore will monitor HouseRaising’s activities as it expands each region’s activities.

Grant Neerings, Director, President, HouseRaisingAcademy, LLC & Chief Technology Officer. (age 49) Mr. Neerings has a long and successful career in the training, knowledge management and information technology fields. He was one of the founders of Egghead University and designed the Performance-based Training methodology used in its formal training programs. He was CEO of LearnBytes, an E-Learning program developer and operator that has has been acquired by HouseRaising, Inc. Earlier, Mr. Neerings was the Vice President of Information Technology for Muzak where he oversaw the digitization of over 150,000 music CDs. He has earned a BA in Philosophy from the University of Utah and an MA from Brigham Young University. Mr. Neerings has served on the board since 2004.

Kristy Carriker, Director, Co-Founder, Chief Administrative Officer & Secretary/Treasurer, HouseRaising, Inc. (age 44) Ms. Carriker is a Co-Founder of HouseRaising and has served on the Board of HouseRaising’s predecessor company since its inception in 1999 and our Company since 2004. She is responsible for all of HouseRaising’s Builder Service and Support activities that include project cost budgeting, new home customer financing, accounting and administrative services. Prior to participating in the founding of HouseRaising, for 20 years Ms. Carriker was Vice President of Administration for a large custom homebuilding company in Charlotte.

Robert M. Burroughs, Director (age 69) Robert M. Burroughs served as a North Carolina Superior Court Judge for over two decades, retiring as a Senior Judge. Judge Burroughs was introduced to HouseRaising’s business methodologies in the seventies when he purchased a custom home from the company’s founder, Bob McLemore. Judge Burroughs has served on the Board of HouseRaising’s predecessor company since its inception in 1999 and our Company since 2004.

James S. O’Connor, Director (age 72) Mr. O’Connor is a private investor residing in Palm Springs, CA and joined HouseRaising’s predecessor Board at its inception in 1999 and our Company in 2004. He brings decades of corporate management experience to HouseRaising, and has organized independent firms that he subsequently sold to public companies over the years.

Daniel S. Fogel, Director (age 58) Dr. Fogel is currently the Dean of Charlotte Programs and Executive Professor of Strategy at the renowned Wake Forest University, Babcock Graduate School of Management. In previous positions he was Dean of the International Management Center, Budapest, Hungary; Dean for the Czech Management Center in Prague, Czech Republic, and Associate Dean at the University of Pittsburgh and Tulane University. He was Professor of Business Administration and Director of the Institute for Industrial Competitiveness at the Joseph M. Katz Graduate School of Business, University of Pittsburgh. Dr. Fogel has consulted for diverse organizations, such as PPG, General Electric, Motorola (Brazil), Lockheed Martin, Lucent (Brazil), TESS (Brazil), Carvajal S.A. (Colombia), McGraw Hill, (Hungary and USA), Samsung, AT&T (Corporate), Parker Hannifin, Unisys, Keviep (Hungary), Timkin, University of Pittsburgh Medical Center, Pfizer, Inc., Holiday Inn, Inc., Pennsylvania Blue Shield, Tuscarora and TENNECO International. Mr. Fogel was elected to the Board in March, 2005.

Elizabeth A. McLemore, Director (age 32) Elizabeth Ann McLemore graduated with honors in 1996 from Queens College in Charlotte, North Carolina. She received a Bachelor of Science degree in Psychology. Ms. McLemore co-founded HouseRaising, Inc. and is a shareholder in the company. Elizabeth joined HouseRaising in 1999 as a consultant and was instrumental in developing System C’s Core Triangle. The core triangle encompasses the psychological and emotional aspects of custom homebuilding as it relates to buyers and builders alike. She helped develop the principles behind System C’s internal auditing process to ensure that HouseRaising’s 3,400 task system meets all the emotional needs of customers and that each task exists “for all the right reasons.” Ms. McLemore was elected to the Board in March, 2006.

MEETINGS AND COMMITTEES OF THE BOARD

Our Company was created by the merger of HouseRaising, Inc., a Delaware corporation, with and into Technology Connections, Inc., a North Carolina corporation (the “Merger”), pursuant to an Agreement and Plan of Merger, dated February 19, 2004 (the “Agreement”), which Merger was consummated on August 31, 2004. Shortly thereafter, the name of Technology Connections, Inc. was changed to HouseRaising, Inc. In connection with the Agreement and the Merger, a Definitive Information Statement on Schedule 14C was prepared and filed with the Commission, as well as mailed to stockholders, on August 10, 2004, a copy of which is available for review on the Commission’s web site at www.sec.gov. The Definitive Information Statement on Schedule 14C contains important information about HouseRaising, Inc., a Delaware corporation, and Technology Connections, Inc., and the terms and conditions of the Merger.

During 2005, the Board of Directors of the Company held five meetings and took twenty-seven actions by unanimous written consent without a meeting pursuant to North Carolina law. The Company has two standing committees of the Board of Directors, the Audit Committee and Compensation Committee, which took corporate actions and which met during 2005 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors, and the committee of the Board on which they served during their tenure in 2005.

Audit Committee. The Company has an Audit Committee which was established in February of 2005 and has the authority and responsibility of overseeing the work of the independent public accountant for the Company and to meet with such accountant from time to time to determine the adequacy of the Company’s accounting systems and controls, as well as audit procedures. The Audit Committee has held four formal meetings since inception and adopted a Committee Charter governing its operations.

Compensation Committee. The Compensation Committee has the authority and responsibility to administer the Company’s Non-Qualified Employee Stock Compensation Plan and to handle other director, officer, employee and independent contractor compensation matters. The members of the Compensation Committee took action on twenty-three separate occasions during 2004, most of which related to authorizing stock compensation to officers and independent contractors of the Company. The Company has a unique system of compensation, pursuant to which officers and independent contractors are awarded shares of Common Stock in lieu of cash wages, which enables the Company to conserve its cash for working capital purposes and reward officers and independent contractors with a continuing participation in the future of the Company. The officers and independent contractors can also sell their shares of Common Stock in the market, subject to compliance with the Securities Act of 1933, as amended, and with the consultation and advice of our securities counsel, and thereby recognize the proceeds of sale for their day-to-day needs. During 2005, this was the principle means of compensating officers and independent contractors. The Company has no employees other than its officers. The Company began paying part cash compensation for all officers and most independent contractors on January 1, 2006.

Other Functions. There is no standing nominating committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid travel expenses for each meeting of the Board of Directors attended.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's total combined voting shares, consisting of Common Stock and Class A Convertible Preferred Stock, as of March 3, 2006.

Name and Address of Shares Beneficially Percent of	Shares Beneficially	Percent of
Beneficial Owner	Owned (1)(2)	Total Combined Votes
RobertV.McLemore	11,216,650	26.8%
c/oHouseRaising,Inc.	366,452(2)
4801E.IndependenceBlvd.Ste201
Charlotte,NC28212

LindaW.McLemore	6,197,306	15.3%
c/oHouseRaising,Inc.	227,101(2)
4801EastIndependenceBlvd.,Ste201
Charlotte,NC28212

RobertV.McLemoreRevoc.Trust	6,704,040(3)	16.5%
c/oHouseRaising,Inc.	245,671(2)(3)
4801EastIndependenceBlvd.,Ste201
Charlotte,NC28212

(1)	Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2)
Represents ownership of Class A Convertible Preferred Stock, of which 1,000,000 shares are currently outstanding. Each share of Class A Convertible Preferred Stock is convertible into ten (10) shares of common stock after five (5) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(3)
Robert V. McLemore is the beneficial owner of the shares of Common Stock and Class A Convertible Preferred Stock held by the Robert V. McLemore Revoc. Trust by virtue of his sole voting and investment powers as Trustee.

(4)
Total combined voting shares represents 45,429,638 shares of Common Stock and 1,000,000 shares of Class A Convertible Preferred Stock, which is convertible after five (5) years from the date of issuance into ten (10) shares of Common Stock and which currently votes on an “as converted” basis together with the shares of Common Stock. Accordingly, the total combined voting shares have the right to cast 55,429,638 votes.

EXECUTIVE OFFICERS

The Bylaws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the Annual Meeting of Stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at March 3, 2006), the offices held and the business experience during the past five years of each executive officer appears below:

Gregory J. Wessling (age 54): Chairman of the Board & Chief Executive Officer. For the biography of Mr. Wessling, see “Election of Directors”.

Robert V. McLemore (age 63): Founder and President. For the biography of Mr. McLemore, see “Election of Directors”.

Kristy M. Carriker (age 44): Director, Co-Founder, Chief Administrative Officer, and Secretary/Treasurer. For the biography of Ms. Carriker, see “Election of Directors”.

Grant S. Neerings (age 49): Director, Vice President. For the biography of Mr. Neerings, see “Election of Directors”.

Richard A. von Gnechten, Chief Financial Officer of HouseRaising, Inc.(age 42) Mr. von Gnechten was formerly Financial Vice President and CFO for $2 billion Hawaiian Electric Company, Inc. (NYSE: HE), where he was responsible for all aspects of the Company’s financial management, including accounting, finance, treasury, risk management, information technology and other related matters. Under Mr. von Gnechten’s guidance and leadership, the Company maintained a superior credit rating, despite difficult circumstances prevalent in the energy market. During his tenure at Hawaiian Electric, the Company was recognized as a top public company for corporate governance and disclosure transparency. Mr. von Gnechten has 20 years experience as CEO, CFO or controller of growing companies and is recognized for his expertise in Sarbanes-Oxley compliance. As a proven leader in the public arena, Mr. von Gnechten is engaged through Ravon Corporation for financial and SEC matters for HouseRaising, Inc. and its subsidiaries. He has a BA in Economics from the University of Denver, an MBA from Dartmouth’s Tuck School of Business and is a Financial Management graduate from Stanford’s Graduate School of Business.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of voting equity security of the Company beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 3, 2006. The address of each of the officers and directors is c/o HouseRaising, Inc., 4801 E. Independence Boulevard, Ste. 201, Charlotte, NC 28212.
		Percentage of
		Total Combined
Name of Beneficial	Amount and Nature of	Voting
Owner	Beneficial Ownership (2)	Shares (3)(4)(6)
Gregory J. Wessling	1,192,238 (1)	2.2%

Robert V. McLemore	11,216,650 (1)	43.4%
	6,704,040 (5)(1)
	366,452 (4)
	245,671 (4)(5)

Kristy M. Carriker	1,571,449 (1)	3.9%
	56,775 (4)

Elizabeth A. McLemore	1,549,327 (1)	3.8%
	56,775 (4)

Grant S. Neerings	602,500 (1)	1.1%

Richard A. von Gnechten	149,912 (1)	*

James O’Connor	35,300 (1)	*

Daniel S. Fogel	5,000 (1)	*

Robert M. Burroughs	2,500 (1)	*

Total All Officers & Directors	30,285,646	54.6%

(1)	Represents ownership of shares of Common Stock, $.001 par value.

(2)	Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3)
Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4)
Represents ownership of Class A Convertible Preferred Stock, of which 1,000,000 shares are currently outstanding. Each share of the Class A Convertible Preferred Stock is convertible into ten (10) shares of common stock after five (5) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(5)
As indicated, Mr. McLemore is also the beneficial owner of the 6,704,040 shares of Common Stock and the 245,671 shares of Class A Convertible Preferred Stock held by the Robert V. McLemore Revoc. Trust by virtue of his sole voting and investment powers as Trustee.

(6)
Represents shares having a total combined voting power of 55,429,638, which is the sum of 45,429,638 shares of Common Stock and 1,000,000 shares of Class A Convertible Preferred Stock which are entitled to ten (10) votes per share.

BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 2005 by the persons and entities filing same, the Company believes that during its fiscal year-ended December 31, 2005 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

EXECUTIVE COMPENSATION

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers") was as follows:

							Shares
Name and Principal					Underlying		All
Position	Year	Salary($)		Bonus($)	Options(#)		Other($)
Gregory J. Wessling	2005	0		--	--		$272,003 (a	)
CEO	2004	0		--	--		0
	2003	0		--	--		0

Robert V. McLemore	2005	0		--	--		$337,259 (b	)
President	2004	0		--	--		$480,000 (b	)
	2003	$15,000		--	--		0

Grant S. Neerings	2005	$52,924 (c	)	--	--		$31,175 (c	)
Chief Technology Off.	2004	0		--	--		$387,350 (c	)
	2003	0		--	--		0

Christine M. Carriker	2005	$123,019 (d	)	--	--		$14,450 (d	)
Secretary/Treasurer	2004	0		--	--		$98,000 (d	)
	2003	$7,500		--	--		0

Richard A. von Gnechten	2005	$158,588 (e	)	--	--		$36,027 (e	)
CFO	2004	0		--	--		0
	2003	0		--	--		0

Charles M. Skibo	2005	0		--	$ (g	)	200,000 (g	)
Former CEO(f)	2004	0		--	--		$96,000 (g	)
	2003	0		--	--		0

(a) Represents five awards totaling 557,875 shares of Common Stock in 2005 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards, or $272,003. While Mr. Wessling reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 557,875 shares in 2005 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares.

(b) Represents six awards totaling 695,650 shares of Common Stock in 2005 and one award of 1,000,000 shares of Common Stock in 2004 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards in 2005 and 2004, or $337,259 and $480,000 respectively. While Mr. McLemore reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 696,650 shares in 2005 and 1,000,000 shares in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares.

(c) Represents one award totaling 2,500 shares of Common Stock in 2005 and four awards totaling 705,000 shares of Common Stock in 2004 (including shares provided for services by LearnBytes, LLC, a company controlled by Mr. Neerings) pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. Mr. Neerings also received 75,000 shares of restricted Common Stock in 2005. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards in 2005 and 2004, or $31,175 and $387,350 respectively. While Mr. Neerings reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 77,500 shares in 2005 and 705,000 shares in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares, the restricted nature of a portion of the shares and since the shares in 2004 were paid to LearnBytes, LLC. Beginning August 1, 2005, Mr. Neerings was paid cash compensation by the company totaling $52,924 in 2005. As reported on SEC Form 8-K on August 10, 2005, Mr Neerings was paid stock for the assets of LearnBytes, LLC which is not reflected in these numbers.

(d) Represents three awards totaling 58,122 shares of Common Stock in 2005 and three awards totaling 220,000 shares of Common Stock in 2004 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award or the actual price received when sold, if known, was used to determine the fair market value for the awards in 2005 and 2004, or $14,450 and $98,000 respectively. While Ms. Carriker reports this value for purposes of Item 402 of Regulation S-B, she advises that it may not represent the value of the 58,122 shares in 2005 and 220,000 shares in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares. Beginning July 1, 2005, Ms. Carriker was paid cash compensation by the company totaling $123,019 in 2005.

(e) Represents three awards totaling 212,412 shares of Common Stock in 2005 (149,912 of these shares were prepaid and subject to forfeiture until earned) pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award or the actual price received when sold, if known, was used to determine the fair market value for the awards in 2005, or $36,027. While Mr. von Gnechten reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 212,412 shares in 2005 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares and given the forfeiture provision until earned. Beginning August 10, 2005, Mr. von Gnechten was compensated through Ravon Corporation for services rendered to the Company, which totaled $158,588 in 2005.

(f) Mr.Charles M. Skibo served as CEO of HouseRaising, Inc. from August 31, 2004 until his retirement on June 23, 2005 when Mr. Gregory J. Wessling assumed the position of CEO of the Company.

(g) Represents two awards totaling 400,000 shares of Common Stock in 2005 and one award totaling 200,000 shares of Common Stock in 2004 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards in 2005 and 2004, or $200,000 and $96,000 respectively. In addition, as part of his termination agreement with the Company as reported on SEC Form 8-K on July 1, 2005, Mr. Skibo was provided the opportunity to exercise options on HouseRaising Common Stock once each year and elected to purchase 259,067 shares of Common Stock for $2,590.67 in 2005. While Mr. Skibo reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 400,000 shares of Common Stock in 2005 and 100,000 shares in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares.

Mr. Wessling has a Management Agreement with the Company dated June 23, 2005 to serve as CEO as reported on SEC Form 8-K filed on July 1, 2005. Mr. McLemore has a Management Agreement, as amended, with the Company to serve as President as reported on SEC Form 10-QSB filed on November 15, 2005. Nr. Neerings has a Consulting Agreement with the Company to serve as Chief Technology Officer of the Company and President of HouseRaising Academy, LLC (a subsidiary of the Company) dated August 1, 2005 as reported on SEC Form 8-K filed on August 10, 2005. Ms. Carriker has a Management Agreement with the Company to serve as Senior Vice President and Chief Administrative Officer dated January 1, 2005 as reported on SEC Form 10-KSB filed on March 30, 2005. Mr. von Gnechten has a Management Agreement with the Company, through Ravon Corporation, to serve as Chief Financial Officer dated February 14, 2005, as amended, as reported on SEC Form 10-KSB on March 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships of related party transactions to disclose for HouseRaising, Inc. and its affiliates. Mr. McLemore, Founder & Director, is the father of Christine M. Carriker, Director, and Elizabeth A. McLemore, Director.

INDEPENDENT AUDITORS

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 2005. Traci Anderson, CPA has served as the independent auditor for the Company for the fiscal year ended December 31, 2005. The Company has proposed that Traci Anderson, CPA be selected to serve in such capacity for the fiscal year ending December 31, 2006, subject to formal approval at the Annual Meeting of Shareholders. Representatives of Ms. Anderson’s firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.

Aggregate fees and costs for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2005 and for reviewing the financial statements included in the Company's Form 10-KSB for the year-ended December 31, 2005 will be approximately $16,000.

QUORUM FOR MEETING

The Bylaws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 2005 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by no later than end of business on May 1, 2006.

By Order of the Board of Directors

/s/ Christine M. Carriker
Christine M. Carriker
Secretary

March 31, 2006